SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  May 20, 1997





                                SUN BANCORP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



       New Jersey                 0-20957            52-1382541
----------------------------    --------------     --------------
(State or other jurisdiction    (SEC File No.)      (IRS Employer
     of incorporation)                             Identification
                                                       Number)


226 Landis Avenue, Vineland, New Jersey                08360
---------------------------------------                -----
(Address of principal executive offices)             (Zip Code)




Registrant's telephone number, including area code: (609) 691-7700
                                                    --------------



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                                SUN BANCORP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------

Item 5.           Other Events.
                  ------------

         On June 4, 1997, Sun Bancorp, Inc. (the "Corporation"), the holding company for Sun National Bank, Vineland, New Jersey (the "Bank"), announced that the Bank had entered into a Branch Purchase and Deposit Assumption Agreement (the "Agreement") to acquire eleven branch offices located in New Jersey, certain loans and approximately $175 million of deposits from The Bank of New York ("Seller"). Consummation of the transaction is subject to, among other conditions, regulatory approval and the raising of additional capital by the Bank.

         A copy of the Agreement dated June 4, 1997, and the press release issued by the Corporation on June 4, 1997, are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference in their entirety.



Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits
          -----------------------------------------

         (c) Exhibits:

                  99.1 Branch Purchase and Deposit Assumption Agreement dated June 4, 1997.

                  99.2              Press Release dated June 4, 1997.

                  99.3 Press Release dated May 20, 1997 announcing stock dividend.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                    SUN BANCORP, INC.



Date: June 5, 1997                          By:     /s/Robert F. Mack
      ------------                                  ----------------------------
                                                    Robert F. Mack
                                                    Chief Financial Officer